UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1,  2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30212 (Commission File Number)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East, Kowloon, Hong Kong Peoples' Republic of China (Address of Principal Executive Offices) (Zip Code)	13-3422912 (I.R.S. Employer Identification No.)

(011) 852-2390-8600 (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 8.01 Other Events

As of May 1, 2005, six obligors under an aggregate of $2,290,025 in principal amount of their 9% ninety-day promissory notes owing to the Registrant, which notes were delivered to the Registrant in connection with the obligors’ purchase of 6,586,500 shares of the Registrant’s common stock under its Regulation E offering which closed on February 7, 2005, are in default in their payment obligations.

The Registrant has agreed to an extension of the term of the notes for an additional two months in return for an increase of three percentage points (3%) in the annual percentage interest rate under the notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Date: May 9, 2005	By:	/s/ Ng Chi Shing
Ng Chi Shing
President